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                                                                   Exhibit 10.10

                           1stinhealth.com(TM).Inc.
                            AGREEMENT FOR SERVICES
                            ----------------------

     THIS AGREEMENT is made as of the __ day of September 1999, by and between 1stinhealth.com(TM).Inc. a New Jersey Corporation ("1/st/"), and Eye Care International, Inc., a Delaware Corporation ("ECI"), to be effective on or about September 30, 1999.

                               R E C I T A L S:
                               ----------------

1. 1/st/ has developed a proprietary program (the "Program") under which a 1/st/inhealth Card is made available to Program members ("Cardmembers") that entitles them to receive Preferred Pricing on health-related products and services.

2. ECI maintains a national network of Vision Providers (the "Network") of about 2,000 ophthalmologists and 10,000 opticians (the "Providers"). 1/st/ and ECI wish to make the Network of Providers available to Cardmembers under the Program.

     NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

                               A G R E E M E N T:
                               -----------------

     1.   MERCHANT AGREEMENTS. ECI represents and warrants that it has the
          -------------------
          legal contractual to cause each of the Network Providers to become a merchant under the Program and be bound by the terms and conditions of the Programs as attached in Exhibit C. Attached to this Agreement as Exhibit A are specimen agreements, which have been completed, by ECI and the Network Providers allowing ECI to enter into this Agreement on their behalf.
          1.1 1/st/ will provide a free authorization center for Network Providers to call to receive authorization for goods and services.
          1.2 1/st/ will pay Network Providers pursuant to the ECI Preferred Pricing Schedule(s) as attached as Exhibit B on the 10/th/ day of each month immediately following the month services are rendered or via ACH (as a primary option) within 3-4 business days if the Network Provider so desires and furnishes 1/st/ with a copy of a voided check for the account the funds are to be deposited into. Both 1/st/ and ECI shall inform Providers of this option with the initial Provider contact and each subsequent Provider contact with 1/st/.
          1.3 1/st/ will maintain a toll free merchant services telephone number to assist Network Providers with questions regarding the Program.
          1.4 1/st/ and ECI agree that ECI shall be the exclusive eye care/eyewear provider for the Program. ECI recognizes that 1/st/ has existing contractual relationships with Eye Masters, Cohen Vision Optical and Sterling Vision and will exempt these entities from the foregoing exclusivity commitment. If 1/st/ requires optometric coverage in an area not currently available by a Network Provider, it will notify ECI of such need and ECI will then have thirty (30) days from the date of receipt of such request to contract with a Provider in the needed geographical area. If ECI is unsuccessful in arranging for such coverage, 1/st/ will have the right to contract directly with a provider in that area.
          1.5 1/st/ will submit to ECI for approval all material which 1/st/ intends to disseminate which describes the ECI eye care/eyewear vision portion of the Program. ECI's review of said material shall be limited to factual accuracy and will not be unreasonably withheld or delayed.

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     1.6  1/st/ will commence its sales and marketing activities no later than
          October 1, 1999.

2.   Preferred Pricing
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     2.1  Preferred Pricing for the benefit of Cardmembers will be as per
          Exhibit B attached to the Agreement and are in the form of regional fees schedules agreed to by the Network Providers and ECI.
     2.2 Preferred Pricing for products and services at Network Providers shall be based upon ECI's schedules.
     2.3  ECI shall be compensated for all Network Providers pursuant to section
          3.4. If a provider enrolled by ECI ceases to participate with 1/st/ and then reactivates as a participating provider; ECI shall be credited for all transactions that originate from that Provider.

3.   RELATIONSHIP OF ECI AND 1/ST/.
     -----------------------------

     3.1 The relationship between ECI and 1/st/ is that of independent entities contracting for the sole purpose of carrying out the provisions of this Agreement and nothing herein or otherwise shall be construed to create any other relationship, including without limitation, that of employee, agent or representative.
     3.2 This is an Agreement between ECI and 1/st/ and is not intended to create any rights or remedies in favor of any other party, including without limitation, a Cardmember.
     3.3 1/st/ retains all authority to interpret the Program to which this Agreement relates including, but not limited to, eligibility and interpretation of the Program's terms.
     3.4 ECI will receive the following compensation from 1/st/ as a result of it participation in the Program: two per cent (2.0%) of the amount charged to the Cardmember's credit/debit card account of each transaction occurring at an ECI Network Provider. This fee will be paid monthly, on or before the fifteenth day of each month, thirty days in arrears and will be net of charge backs, credits and returns. Monthly statements will be submitted along with payment detailing all transaction occurring at Network Providers. The consideration being paid to ECI as specified in this Sub-Paragraph 3.4 is for, among other things, ECI permitting 1/st/ to utilize the ECI network as the eye care/eyewear provider network in the Program.
     3.5 If 1/st/ is sold, merges or becomes publicly traded, all terms of this Agreement will survive.

4.   RESPONSIBILITIES OF ECI.
     -----------------------

     4.1 ECI will cause all Network Providers currently under contract with ECI and any and all additional Network Providers who contract with ECI to participate in the Program in the various geographical areas where Cardmembers are located.
     4.2 ECI will use its best efforts to cause the Network Providers to utilize advertising materials relating to the Program, together with decals and displays showing participating in the Program, to be supplied by 1/st/, provided all expenses involved in promoting and arranging for the Network Providers to utilize advertising materials relating to the vision portion of the Program, together with decals and displays will be borne by 1st.
     4.3 ECI will provide 1/st/ an electronic listing of all participating Network Providers along with the fee schedule that applied to each Provider.
     4.4 ECI shall inform the Network Providers that 1/st/ shall be authorizing payments for services through the 1/st/ toll free merchant authorization center.

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     4.5  ECI shall inform Network Providers that 1/st/ will be paying for all authorized purchases on or about the tenth (10/th/) day of each month immediately following the month services were rendered by check directly to the Provider at the address provided to 1/st/ by ECI or as otherwise provided for in paragraph 1.2 hereof.

     4.6 With respect to the "no cost" eye exam portion of the ECI Program, it is understood that only those providers identified by ECI as providing one eye exam per membership at no additional cost participate in said "no cost" part of the ECI Program. Those providers are indicated by an asterisk (*) next to their name on the electronic disk of providers provided by ECI to 1/st/. It is specifically understood that with respect to the "free eye exam" portion of the Program, 1/st/ will prepare an appropriate "free eye exam coupon" which coupon will have a short term expiration date and be approved by ECI prior to dissemination. ECI's approval will not be unreasonably withheld or delayed.

     4.7  It is specifically understood that:

          i) The basic fee schedule to be utilized by 1/st/ with respect to ECI's optometric panel will consist of the FRAMES FAX pricing structure which is obtained either by ECI or 1/st/ from the publication "FRAMES" as may exist from time to time along with the other component parts of ECI's pricing schedule as set forth by Exhibit B annexed hereto.

          ii) With respect to the medical fee for "coded" procedures utilized by ECI's ophthalmology panel, it is understood that since said fee schedule is based upon the Medicare fee schedule as same may exist, from time to time, region by region, since such schedule is "public information" it shall be 1st's responsibility to obtain said fee information in those areas where it has members or is otherwise on a "need to know basis."

          iii) With respect to ECI's ophthalmology fee schedule as same may exist for "non-coded" procedures (electives), since ECI's providers discount their fees for non-coded procedures by 20% off of their usual and customary fee, it shall be 1st's responsibility to inquire as to the provider's usual and customary fee at the time the provider contacts 1/st/ for purposes of receiving authorization for payment. The fee to be charged shall be calculated at that time. In all cases, it is understood that ECI's pricing structure with its ophthalmology providers is as set forth in Exhibit B annexed hereto. Notwithstanding the foregoing, ECI will make reasonable effort to determine the usual and customary fees of its ophthalmology providers with respect to elective non-coded procedures; i.e., PRK, Lasik, laser cosmetic skin resurfacing.

          iv) ECI will use its best efforts to negotiate more favorable discounts on elective procedures.

5.   INDEMNITY.
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     5.1  ECI shall indemnify and hold 1/st/, its officers, directors, employees and agents (each an "Indemnified Party") harmless against any claim, injury, damage, loss, expense (including attorneys' fees) demand or judgment asserted against or incurred by any indemnified party arising out of a breach of the Agreement or negligent act, failure to act, or other faults, in connection with this Agreement by ECI, or any of its officers, directors, employees or agents.

     5.2 1/st/ shall indemnify and hold ECI, its officers, directors, employees and agents (each an "Indemnified Party") harmless against any claim, injury, damage, loss, expense (including attorney's fees) demand or judgment asserted against or incurred by any indemnified party

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          arising out of a breach of the Agreement or negligent act, failure to act, or other faults, in connection with this Agreement by 1/st/, or any of its officers, directors, employees or agents.

6.   TERM AND TERMINATION.
     --------------------

     6.1 This Agreement shall commence on the date hereof and shall remain in effect for an initial term of three (3) years from the effective date and thereafter shall automatically renew for successive terms of two
          (2) years each unless mutually terminated in writing pursuant to this
          Section 6.
     6.2 In the event of a breach of this Agreement by either party, the other party may notify the party in breach in writing specifying the manner in which this Agreement has been breached and this Agreement shall terminate automatically thirty (30) days after such notice unless the breach has been cured to the reasonable satisfaction of the non-breaching party.
     6.3 If at any time during the term of this Agreement there shall be filed by or against either party in any court pursuant to any statute either of the United States or any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of that party's property, or if either party makes an assignment for the benefit of creditors or petitions for or enters into such an assignment, the other party may immediately terminate this Agreement upon written notice to such party who filed or against whom was filed such petition or who made petition or entered into such assignment. This Paragraph 6.3 shall not be applicable if, notwithstanding the filing referred to in Paragraph 6.3, the party against whom such filing was made complies with all the other material terms and conditions of this Agreement and is not otherwise in material breach hereof.

7.   EFFECT OF TERMINATION. Except as herein otherwise provided, this Agreement
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     shall be of no further force or effect as of the date of termination except that each party will remain responsible for any obligations or liabilities arising from activities carried on by such party or its agents or employees during the period this Agreement was in effect.

8.   CONFIDENTIALITY. The information compiled, generated or provided to one
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     party (the "Receiving Party") pursuant to this Agreement by the other party
     (the "Disclosing Party") or otherwise, including the identity of
     Cardmembers and any records of Cardmembers, or dependents of Cardmembers, are confidential and proprietary to the Disclosing Party and may not be used for any purpose other than the discharge of the duties of the
     Receiving Party hereunder. The Receiving Party will not, except as required by law or government order, release to any third party without the Disclosing Party's consent any such information or any other information relating to the Disclosing Party which the Receiving Party obtains as a result of or incident to the relationship described in the Agreement, provided such information is not publicly available to the Receiving Party of any request, subpoenas or other inquiry it receives to obtain any such records in the Receiving Party's custody. In addition to this confidentiality undertaking, the parties hereto agree to execute the form of Confidentiality Agreement annexed to as Exhibit D. Further, the parties agree specifically with respect to ECI's ophthalmological provider panel as disclosed by ECI to 1/st/ from time to time, that 1/st/, for itself, its successors and assigns and any and all other firms or corporations gaining access to said list through 1/st/, that they will not during the time of this Agreement and for a one (1) year period thereafter solicit or allow said ophthalmological providers or any of them to become members of another national discount fee for service network in which 1/st/, its successors or assigns or any other person having access to the list of said providers through 1/st/ have an interest, directly or indirectly. The foregoing shall not apply to ophthalmologists who are, as of the date of the execution of this Agreement, in 1st's network on a national discount fee for service basis. In
            --

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     connection with the foregoing, it is specifically understood that 1/st/
     represents that it has an exclusive contract (not in conflict with this Agreement) with Galaxy, which contract provides for Galaxy to provide Medical doctors to the Program. Further, that Galaxy serves in the capacity of this party administrator to 1/st/ in connection with 1st's Program. As such 1/st/ further represents that Galaxy is on a "need to know basis" with respect to the identity of ECI's ophthalmological panel. Having been appraised by ECI of the highly confidential nature of such a list, it is agreed between the parties hereto that, provided Galaxy first executes a Confidentiality Agreement the same or similar to that annexed hereto as Exhibit D, which Agreement will contain the restrictive covenant provisions in this paragraph 8 only applicable to Galaxy, ECI agrees that said list may be made available to Galaxy by 1/st/. Without the execution of said Confidentiality Agreement by Galaxy and the delivery of same to ECI, said list of ophthalmological providers shall not be so delivered to Galaxy.

9.   ADVERTISING. ECI, 1/st/ and the Network Providers retains the exclusive
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     rights to their names and logos, together with all distinctive trademarks and/or service marks. Upon termination of this Agreement, 1/st/ agrees to discontinue the use of any name, symbol or trademark belonging to ECI or the Network Providers and ECI and the Network Providers agree to discontinue the use of any name, symbol or trademark belonging to 1/st/. ECI and 1/st/ will receive mutual approval of all uses of their names and marks prior to publication.

10.  NOTICES. Any notices or other communications required or permitted
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     hereunder may be sent by courier, facsimile transmission (receipt of which is confirmed), or by U.S. Mail at the addresses indicated on the signature page of this Agreement. Addresses for notices may be changed upon written notice to the other party.

11.  ASSIGNMENT. This Agreement may not be assigned by either party to any other
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     person or entity without the express written consent of the other party, and any attempted assignment without such consent shall be void and no force and effect. Consent may not be reasonably withheld using good business judgement. Any rights or duties hereunder may not be subcontracted or otherwise assigned or delegated by either party.

12.  FORCE MAJEURE. A party shall not be deemed to have breached the Agreement
     -------------
     if its delay or failure to perform all or any part of its obligations hereunder results from a condition beyond its reasonable control, including without limitation, acts of God or the public enemy, statute, or rule or action of any federal, state or local government agency.

13.  AMENDMENTS. This Agreement may not be amended or modified by either party
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     without the express written consent of the other, except as otherwise provided in the Agreement.

14.  APPLICABLE LAW. This Agreement shall be governed by the laws of the State
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     of New Jersey without regard to choice of law provisions except to the extent preempted by federal law. All disputes will be settled in Bergen County, New Jersey.

15.  PRESS RELEASE. Either party hereto shall have the right to issue a press
     -------------
     release referencing this affiliation provided said release does not disclose the financial terms hereof as otherwise approved by the other party. Approval shall be predicated upon factual accuracy.

16.  RIGHT TO INJUNCTIVE RELIEF. Each party agrees that unauthorized disclosure
     --------------------------
     or use of Confidential Information will cause substantial and irreparable injury to the other Party, that monetary

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     damages may not adequately compensate the injured Party for such injury and that the Party whose Confidential Information is wrongly disclosed, is entitled to among other remedies that may be available at law, immediate injunctive or other equitable relief for any breach of this Agreement in any court of competent jurisdiction.

17.  RECORDS AND AUDITS. ECI shall the right at its expense, upon reasonable
     ------------------
     prior written notice and at reasonable times during normal business hours, by a duly appointed representative acceptable to 1st, to review/audit the
                                        -----------------
     records of 1/st/ on no more than two (2) time per calendar year, as said records relate to utilization of the vision portion of the Program.

18.  MISCELLANEOUS PROVISIONS. This Agreement constitutes the entire Agreement
     ------------------------
     between ECI and 1/st/ and supersedes any and all prior agreements or understandings between the parties. Failure by either party to exercise any of its rights arising in respect to any breach or violation of this Agreement shall not be a waiver of its right to exercise any rights arising with respect to any subsequent breach or violation. In the event any term or provision contained in this Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforcement of any other term or provision contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this___day of September 1999.

1stINHEALTH.COM, INC.                   EYE CARE INTERNATIONAL, INC.

By: /s/ Susan Kaplan                          By: /s/ Clark A. Marcus
    ---------------------                         ------------------------

Print Name:  Susan Kaplan                     Print Name:  Clark A. Marcus
             ------------                                  ---------------

Title:  EXECUTIVE VICE PRESIDENT              Title:  PRESIDENT & CEO
        ------------------------                      ---------------
Address:    777 Terrace Avenue                Address:  1511 North Westshore
            Hasbrouck Heights, NJ 07604                 Boulevard, #925
            (201) 462-0055                              Tampa, FL 33607
            (201) 462-0278 Fax                          (813) 289-5552
                                                        (813) 289-5553 Fax

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